Exhibit 32.1
THE MACERICH COMPANY (The Company)
WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned, Thomas E. O'Hern and Scott W. Kingsmore, the Chief Executive Officer and Chief Financial Officer, respectively, of The Macerich Company (the "Company"), pursuant to 18 U.S.C. §1350, each hereby certify that, to the best of his knowledge:
(i)the Annual Report on Form 10-K for the year ended December 31, 2021 of the Company (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2022

/s/ THOMAS E. O'HERN
Chief Executive Officer and Director

/s/ SCOTT W. KINGSMORE
Senior Executive Vice President and Chief Financial Officer